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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 33-62921, No. 33-98724, No. 33-99882, No. 333-9017, No. 333-9031, No. 333-
28857 and No. 333-68689, Forms S-3 No. 333-4012 and 333-24667, and Form S-4 No.
333-15497) of First Data Corporation of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                               Ernst & Young LLP


Atlanta, Georgia
March 24, 1999